UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report:  March 26, 2004
        (Date of Earliest Event Reported:  March 26, 2004)




                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


     Delaware             1-14365            76-0568816
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)



 Registrant's telephone number, including area code (713) 420-2600




Item 5. Other Events and Regulation FD Disclosure
        -----------------------------------------
     On March 26, 2004, we announced that we have agreed to sell 100 percent of our equity interests in Utility Contract Funding (UCF) to Bear Stearns' Houston Energy Group, via a wholly owned subsidiary of The Bear Stearns Companies Inc., for approximately $21.1
million.   We  expect  to take an estimated  $100  million  pre-tax
charge on this sale based on our investment in the equity of this entity. The transaction will eliminate non-recourse debt associated with UCF that we currently consolidate. This debt is estimated to be $815 million at the time of closing. A copy of this press release is attached as Exhibit 99.A and is incorporated herein by reference.

     On March 26, 2004, we announced that we received a letter from the Securities and Exchange Commission stating that they are conducting a formal investigation of El Paso. We plan to cooperate fully. A copy of this press release is attached as Exhibit 99.B and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits
        ---------------------------------
          (c)  Exhibits.

                Exhibit
                 Number    Description
                 ------
                  99.A     Press Release dated March 26, 2004.

                  99.B     Press Release dated March 26, 2004.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION



                              By: /s/Jeffrey I. Beason
                                  --------------------
                                   Jeffrey I. Beason
                                 Senior Vice President
                                     and Controller
                             (Principal Accounting Officer)

Dated:  March 26, 2004

                           EXHIBIT INDEX

     Exhibit
     Number       Description
     ------       -----------
      99.A        Press Release dated March 26, 2004.

      99.B        Press Release dated March 26, 2004.